EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No.1 amends the offering circular of Bofat, Inc., as qualified on July 14, 2017, and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Post-Qualification Offering Circular

Amendment No.1

File No. 024-10622

PART II

OFFERING CIRCULAR

BOFAT, INC.

6740 Greenbriar Curve, Shakopee, MN 55379

Best Efforts Offering of up to 2,500,000 Common Shares at $2 Per Share

This prospectus relates to the offering and sale of up to Two and Half Million Common shares (2.5 Million) Shares of the Company for an aggregate, maximum gross dollar offering of Five Million and 00/100 ($5,000,000) Dollars (the “Offering”) The Offering is being made pursuant to Tier 2 of Regulation A, promulgated under the Securities Act of 1933. Each Share will be offered at its principal amount, Two Dollars and 00/100 ($2.00/00) Dollars. There is a minimum purchase amount of five thousand (2,500) Shares, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 8. This offering circular relates to the offer and sale or other disposition of up to two and half Million (2.5 Million) Shares, at a fixed price of $2 per share. See “Securities Being Offered” beginning on page 28.

This is our offering, and no public market currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does intend to seek such listing for its common stock, but should it hereinafter elect not to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please share that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public (3)	commissions (1)	issuer (2)	other persons
Per share	1	$2	$0.00	$2	$0.00
Total Minimum	2500	$5,000	$0.00	$5,000	$0.00
Total Maximum	2.5M	$5,000,000	$0.00	$5,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder’s fees, selling and other costs incurred in the offering of the shares.

(3)	The Shares are offered in denominations of $2 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the “Offering Circular” format of disclosure under Regulation A. the date of this Preliminary Offering Circular is June 12, 2017

TABLE OF CONTENTS

Summary of Information in Offering Circular1

Risk Factors8

Dilution17

Plan of Distribution18

Use of Proceeds to Issuer19

Description of Business20

Description of Property27

Management’s Discussion and Analysis of Financial Condition and Results of Operations28

Directors, Executive Officers and Significant Employees30

Compensation of Directors and Executive Officers33

Security Ownership of Management and Certain Security Holders34

Interest of Management and Others in Certain Transactions35

Securities Being Offered36

Financial Statements38

Index to Exhibits58

Signatures59

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

Offering Circular Summary

This summary highlights information contained elsewhere in this Offering Circular and does not contain all the information you should consider before investing in our common shares (the “Common shares”). You should read this entire Offering Circular carefully, including the section entitled "Risk Factors" and the financial statements and the related notes before you decide to invest in our Common shares.

1.SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Bofat, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory shares, under the Financial Statements prior to making an investment decision.

The Company
Organization:

We were incorporated under the laws of the State of Delaware on May 2nd, 2016. Our principal office is located at 6740 Greenbriar, Shakopee, MN 55379. We are a newly formed corporation that is an energy production company looking to sell electricity into the Jamaican power grid from the power produced using clean gas burning furnaces. Our growth strategy is in producing 6 megawatts of electricity from natural gas through the operation of power plant facilities. The electricity produced will be resold into the power grid. The strategy aims to foster expansion through an aggressive three-year growth strategy. The company will develop a power plant location, finance the first six months of operation, and use capital to purchase clean gas fired turbines.

Capitalization:

Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.00001. As of the date of this Prospectus there are 15,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:

Our President, Chief Executive Officer is Olukayode Jinadu.  Not only is Olukayode an officer, but he serves as the Director of the Company as well. Gbeminiyi Jinadu is also an Officer of the Company. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 10- 20 hours per week to the affairs of the Company.

Controlling Shareholders:

Olukayode constitutes our only stockholder, owning 15,000,000 Common shares. As such, our current Officers and Director will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell projects may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, projects, entity or person.

Our Business
Description of Operations:

Bofat Inc. (“the Company) was incorporated in the State of Delaware on May 2nd, 2016. We are a newly formed corporation that is an energy production company looking to sell electricity into the Jamaican power grid from the power produced using clean gas burning furnaces. Our growth strategy is in producing 6 megawatts of electricity from natural gas through the operation of power plant facilities. The electricity produced will be resold into the power grid. The strategy aims to foster expansion through an aggressive three-year growth strategy. The company will develop a power plant location, finance the first six months of operation, and use capital to purchase clean gas fired turbines.

Historical Operations:

Since inception, the Company has no operations, consisting primarily of planning the development of our power plant in order to begin operations as soon as we receive proper financing. As of December 31, 2016 we have an accumulated deficit of ($30,000.)

Current Operations:	The Company has been focused on developing a growth strategy and plan of operations. See “Description of Operations”
Growth Strategy:	The Company will seek to begin to execute its business strategy of developing a power plant and fostering aggressive expansion.
The Offering
Class of Securities Offered:	Shares, face value $2
No. of Share being Sold in the Offering:	Up to 2,500,000 shares for a maximum offering amount of $5,000,000.
Offering Price:	The Company intends to offer the Shares at a price of $2 per Share. There is a minimum purchase amount of 2500 Shares for an aggregate purchase of $5,000.
No. of Shares Outstanding:

As of the date of this Prospectus, there are 15,000,000 shares of the Company’s common stock issued and outstanding. All of our issued and outstanding shares are owned by our two officers and directors.

No. of Shares after the Offering:

Irrespective of the relative success of the offering, there will remain 17,5000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Shares being sold, 365 days from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering qualification costs to be $30,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Shares:	The Shares being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not ensure that we will seek such a listing at any time hereinafter.
Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We may, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our director currently owns all the issued and outstanding common stock of the company, and will continue to own the majority of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Bofat’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all projects in its industry, and all projects in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage projects are inherently more risky than more developed projects. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our company having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of December 31, 2016 we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. Bofat’s net loss for the period ending December 31, 2016 was $30,000. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on May 2nd, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

-	our ability to develop necessary facilities on favorable terms;

-	economic conditions in our market and the general economy.

See “Risk Relating to Our Business”

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and director have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Unfavorable economic conditions or other factors may affect our ability to borrow for acquisition purposes, and may therefore adversely affect our ability to achieve our acquisition objectives.

If we determine to borrow money, unfavorable economic conditions or other factors could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and director. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Terrorist attacks, acts of war or natural disasters may impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of our facilities. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact our business and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and director.

Our Certificate of Incorporation generally limits our officers’ and director personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and director for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and director of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other entities who offer frontier market exposure similar to those we offer. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

Our success depends substantially on the continuing efforts of our Management and teams, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our officers and directors. We currently do not maintain life insurance no Director and Officer liability insurance for our officers and director. If he is unable or unwilling to continue in their present positions, it could severely disrupt our business operations, and we may not be able to replace them easily or at all.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected. We face aggressive competition that can impact our ability to obtain contracts and therefore affect our future revenues and growth prospects. We compete with larger entities that have greater name recognition and financial resources, as well as many independent projects whom operates in the same markets. The markets in which we operate are characterized by rapidly changing technology and the needs of our clients change and evolve regularly. Accordingly, our success depends on our ability to develop services and solutions that address these changing needs of our government contractor clients, and to provide people and technology needed to deliver these services and solutions. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our clients. Our competitors may be able to provide our clients with different or greater capabilities. Additionally, we anticipate that larger or new competitors or alliances among competitors may emerge which may adversely affect our ability to compete for new projects and could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

We may not be able to attract enough capital to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net profits and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

-	Demand for our products and services;
-	Changes in market conditions;
-	Frontier market stability;
-	General economic conditions;
-	Advertising and other marketing costs;

Our future success is dependent, in part, on the performance and continued service of Mr. Jinadu, our President CEO and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mr. Jinadu, our President, CEO and Director. The loss of his services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan.

The Company may not be able to effectively control the timing and costs relating to the acquisition and maintenance of properties, which may adversely affect the Company’s operating results and the its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Any plants that are to be acquired by the Company will require some level of maintenance and construction immediately upon their acquisition or in the future in order to create power plant facilities. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair, maintenance and construction work, and the Company will be exposed to all of the risks inherent in property maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Company’s assumptions regarding the costs or timing of renovation across our future properties prove to be materially inaccurate, the Company’s operating results and ability to make distributions to our Shareholders may be adversely affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

The energy industry is highly competitive, and if we cannot successfully compete in the marketplace,

our business, financial condition and operating results may be materially adversely affected.

Demand for our products and services is vulnerable to economic downturns and industry conditions. Demand for our products and services has been, and we expect that demand will continue to be, subject to significant fluctuations due to a variety of factors beyond our control, including economic and industry conditions. The demand for power generation products and services depends primarily on the spending of electric power generating companies and other alternative energy using industries and expenditures by original equipment manufacturers. These expenditures are influenced by such factors as: prices for electricity, along with the cost of production and distribution; prices for natural resources such as coal and natural gas; demand for electricity; availability of other sources of electricity or other end products; requirements of environmental legislation and regulations, including potential requirements applicable to carbon dioxide emissions; impact of potential regional, state, national and/or global requirements to significantly limit or reduce greenhouse gas emissions in the future; level of capacity utilization and associated operations and maintenance expenditures of power generating companies and other steam-using facilities; requirements for maintenance and upkeep at operating power plant facilities to combat the accumulated effects of wear and tear; ability of electric generating companies to raise capital; and relative prices of fuels used in boilers, compared to prices for fuels used in gas turbines and other alternative forms of generation.

If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Compliance with existing or future regulations and/or enforcement of such regulations may restrict or change our operations, increase our operating costs or require us to make additional capital expenditures. Our waste and energy services are subject to extensive environmental laws and regulations by federal, state, and local authorities, primarily relating to air, energy, waste and water. A substantial portion of the demand for our products and services is from electric power generating companies. The demand for our products and services can be influenced by governmental legislation setting requirements for utility related operations, emissions and environmental impacts. The legislative process is unpredictable and includes a platform that continuously seeks to increase the restrictions on power producers. Potential legislation limiting emissions from power plants, including carbon dioxide, could affect our markets and the demand for our products and services related to power generation. We cannot predict all of the environmental requirements or circumstances that will exist in the future but anticipate that environmental control and protection standards will become increasingly stringent and costly. Our operations are initially concentrated in one region and expose us to regional economic or market fluctuations. Adverse economic developments in this region could affect regional generation rates and demand for energy services provided by us. Adverse market developments caused by additional electricity production capacity in this region could adversely affect pricing and therefore revenue. Either of these developments could have a material adverse effect on our profitability and cash generation. Our revenues, earnings and cash flows will fluctuate based on changes in commodity prices for energy. Certain numbers of our competitors in these markets are vertically integrated companies, which includes gas operations or generation plants and thus have the ability to control supplies of gas or energy which may restrict our ability to offer services at attractive prices. If a long-term contract expires and is not renewed or extended by a client community, our percentage of contracted production capacity will decrease and we will need to compete in the regional market for gas supply at the facilities we own, from both municipal and commercial services. At that point, we will compete on price with technologies that are then offering other services in the region. Contracts to provide new services or services through new or different methods involves significant risks, which could have an adverse effect on our cash flows and results of operations. As we enter into contracts to provide new services or services through new or different methods we may face additional operating risks. These may include: performance by multiple contractors critical to our ability to perform under our new customer agreements; logistics associated with transportation of gas with which we have limited experience; reliance on joint venture parties or technology providers with whom we have limited experience; and risks associated with providing new materials handling or treatment services.

Political and social instability

Some Frontier Markets have a non-democratic form of government, and are plagued with civil and social unrest. Governmental malfeasance and severe political strife is often manifested in the form of changing investment rules, often to the detriment of foreign firms.

Restrictions imposed on foreign ownership

While some countries have made substantial strides towards greater market liberalization, many Frontier Market countries remain difficult to access as a foreign operator. Many countries require foreigners to complete lengthy registration processes before they are allowed to acquire local businesses - registering in Vietnam, for instance, can take several months. Additionally, some Frontier Markets impose taxes on foreign investors, which can be significant.

The profitability of attempted projects is uncertain.

We intend to carry out projects in the frontier markets and such projects may fail woefully. In undertaking these projects, we will incur certain risks, as risk is an inherent part of this business.

We may not make a profit.

Our profitability depends on the ability of Bofat in properly executing our growth strategies. In the event, Bofat is unable execute the strategy properly, we cannot make a profit.

There may be other Competitors in the market because we do not have a monopoly of our business model.

Our business model is to be an operating company that conducts operations in emerging projects including startups in frontier markets. There is no guarantee that other players will not enter the space and compete against Bofat, thus reducing the market space and market potentials.

The costs of defending or prosecuting claims and paying damages could reduce the amounts available for distribution to our shareholders.

Doing business is always fraught with lawsuits and litigations. If we are named as defendant in a lawsuit or if we are compelled to institute a claim against a party, including Bofat to enforce any agreement, such litigation could adversely affect our ability as a going concern since our resources would be expended on litigations.

Fluctuation of the foreign currency could materially affect our financial condition and results of operations.

Foreign currencies routinely fluctuate in an era of changing economic and political conditions and central banks of various developing countries where we plan to take advantage of opportunities are often compelled by economic conditions and lending terms imposed by multilateral Brentwood Institutions such as the World Bank and International Monetary Fund may to devalue their currencies against the United States Dollar thereby reducing the aggregate value of the United State Dollar that we may remit to the United States against the aggregate value of the foreign currency.

We may have difficulty establishing adequate management, legal and financial controls in Foreign Countries we seek to operate.

Unlike the United States, many foreign countries in which we may operate historically have deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. As a result of these factors, we may experience difficulty in establishing legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records.

There can be no guarantee that the foreign countries we may seek business opportunities who are members of the Multilateral Trade Agreements will comply with the rules of such Multilateral Trade Agreements.

Some of the countries we may seek to operate in may be members and/or signatories to various Multilateral Trade Agreements, such the World Trade Organization (“WTO”), North American Free Trade Area (“NAFTA”), African Growth and Opportunity Act  (“AGOA”) Central American Free Trade Area (“CAFTA”) and General Agreement on Tariffs and Trade (“GATT”) and several others, including proposed agreements such as Free Trade Area of the Americas (“FTAA”), Transatlantic Free Trade Area (“TAFTA”) and Asia Pacific Economic Cooperation (“APEC”) and others. With the increasing multilateral agreements, the potential for engaging global business opportunities continues to grow. However, there is no guarantee that the countries we may seek to operate in would comply with the various rules of the multilateral pacts that they may have signed and we may not have the legal and financial resources to enforce the daunting tasks of compelling compliance through either the domestic courts of the countries or through diplomatic and/or other enforcement mechanisms.

Our business could be negatively impacted by cyber and other security threats or disruptions.

We face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information and networks; insider threats; threats to the safety of our directors, officers and employees; threats to the security of our facilities and infrastructure; and threats from terrorist acts or other acts of aggression. Our clients and partners (including subcontractors and joint ventures) face similar threats. Although we utilize various procedures and controls to monitor and mitigate the risk of these threats, there can be no assurance that these procedures and controls will be sufficient. These threats could lead to losses of sensitive information or capabilities, harm to personnel, infrastructure or products, and/or damage to our reputation as well as our partners’ ability to perform.

Cyber threats are evolving and include, but are not limited to, malicious software, destructive malware, attempts to gain unauthorized access to data, disruption or denial of service attacks, and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release of confidential, personal or otherwise protected information (ours or that of our employees, customers or partners), and corruption of data, networks or systems. In addition, we could be impacted by cyber threats or other disruptions or vulnerabilities found in products we use or in our partners’ or customers’ systems that are used in connection with our business. These threats, if not prevented or effectively mitigated, could damage our reputation, require remedial actions and lead to loss of business, regulatory actions, potential liability and financial losses.

Our operation may be subject to cyber threats and/or they may not be able to detect or deter threats, or effectively to mitigate resulting losses. These losses could adversely affect our customers and our Company.

The impact of these factors is difficult to predict, but one or more of them could result in the loss of information or capabilities, harm to individuals or property, damage to our reputation, loss of business, regulatory actions and potential liability, any one of which could have a material adverse effect on our financial position, results of operations and/or cash flows.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective project strategies, we may enter into a potential business that does not meet such criteria and guidelines, and as a result, the target business with which we enter may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective fruitful opportunities and businesses plans, it is possible that a target business with which we enter into will not have all of these positive attributes and climates. If we carry out a potential project that does not meet some or all of these guidelines, we may not be as successful as with a business that does meet all of our general criteria and guidelines.

We may seek opportunities in industries outside of our management’s area of expertise.

We intend to focus on target businesses in industries that complement our management team’s backgrounds. However, we may also pursue opportunities in other markets. Although our management will endeavor to evaluate the risks inherent in any project plans, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors.

Risks Related to Our Securities

There is no current established trading market for the Shares or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Shares or our Common Stock. And an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Shares may have difficulty selling their Shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares.  The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 15,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 60,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.    DILUTION

When the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 2.5 Million Shares on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares.  This prospectus permits our officers and director to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and director will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Olukayode Jinadu, the Company’s Chief Executive Officer and Director.  Mr. Jinadu will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by Mr. Jinadu.  Mr. Jinadu is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Jinadu primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mr. Jinadu has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 1,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $2.00 the net proceeds from the sale of the 2.5 Million shares in this Offering will be approximately $4,970,000, after deducting the estimated offering expenses of approximately $30,000. We will utilize the net proceeds from this offering to invest into frontier market private entities, projects and acquisitions.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	625,000	1,250,000	1,875,000	2,500,000
Gross Proceeds	$1,250,0000	$2,500,000	$3,750,000	$5,000,000
Total Before Expenses	$1,250,0000	$2,500,000	$3,750,000	$5,000,000

Offering Expenses
Legal & Accounting	$24,500	$24,500	$24,500	$24,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
Total Offering Expenses	$27,750	$28,250	$29,000	$30,000

Amount of Offering Proceeds Available for Investment	$1,222,250	$2,471,750	$3,721,000	$4,970,000

Expenditures
Expenses (1)	$27,750	$28,250	$29,000	$30,000
Working Capital Reserves	$0	$0	$0	$0
Total Expenditures	$27,750	$28,250	$29,000	$30,000

Net Remaining Proceeds	$-	$-	$-	$-

(1)The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

Bofat Inc. (“the Company) was incorporated in the State of Delaware on May 2nd, 2016. We are a newly formed corporation that is an energy production company looking to sell electricity into the Jamaican power grid from the power produced using clean gas burning furnaces. Our growth strategy is in producing 6 megawatts of electricity from natural gas through the operation of power plant facilities. The electricity produced will be resold into the power grid. The strategy aims to foster expansion through an aggressive three-year growth strategy. The company will develop a power plant location, finance the first six months of operation, and use capital to purchase clean gas fired turbines. Management’s mission is to develop the Power Plant into a profitable venture that will provide the Company and its owners with a steady stream of income from the sale of energy productions services.

The NPV of a 6 MW combined cycle gas plant that Bofat will build and operate will have a very high return on investment of 70%. This gas powered plant will run 330 days a year round the clock. It will cost $3,000,000 to build and its total operating expenses including wages will $50/ MWH and the electricity will sell for $60-69/ MWH to the local utilities that the Company can sell its energy to the local utilities and municipalities. The retail energy price of electricity is $69 MWh, which is what residential customers pay on average within Jamaica. Wholesale pricing is lower than that based on the utilities expenses and profits.

The preliminary terms of this agreement call for capital market investors to receive an ownership interest in the business coupled with a recurring stream of dividends starting in the first year of operations. The capital market investors will also receive a seat on the board of directors. The financing will be used for the following:

•Development of the Company’s Power plant location

•Financing for the first six months of operation

•Capital to purchase clean gas fired turbines

Projected Startup Costs
Initial Lease Payments and Deposits	$100,000
Working Capital	$300,000
FF&E	$250,000
Leasehold Improvements	$250,000
Security Deposits	$25,000
Insurance	$50,000
Clean Gas Facility	$2,000,000
Marketing Budget	$20,000
Miscellaneous and Unforeseen Costs	$5,000
Total Startup Costs	$3,000,000

The Founder expects that the business will aggressively operate according to plan during the first three years of operation. Mr. Jinadu intends to aggressively solicit additional rounds of capital and will concurrently reinvesting a significant portion of the Company’s after tax income into the acquisition of new locations in frontier markets.

Mr. Jinadu expects a strong rate of growth at the start of operations. Below are the expected financials over the next three years.

Proforma Profit and Loss (Yearly)
Year	1	2	3
Sales	$3,278,880	$3,278,880	$3,278,880
Expenses	$2,376,000	$2,376,000	$2,376,000
EBITDA	$1,273,289	$1,273,289	$1,273,289
Taxes, Interest, and Depreciation	$370,409	$370,409	$370,409
Net Profit	$902,880	$902,880	$902,880

The Founder expects that the business will aggressively operate according to plan during the first three years of operation. Mr. Jinadu intends to aggressively solicit additional rounds of capital and will concurrently reinvesting a significant portion of the Company’s after tax income into the acquisition of new locations in frontier markets.

The Management has discussed and planned for possible exit strategy. The strategy would be to sell the Company to a larger entity at a significant premium after running the facility for 10 years. Since, the electricity business maintains a very low risk profile once the business is established, Management feels that the Company could be sold for ten to fifteen times earnings.

Economic Outlook

The current geopolitical environment has led Management to believe that energy prices will continue to remain low in the near future. The general Middle Eastern and OPEC over production of oil and gas has led many economists to believe that there is a sixty percent discount associated with the price of crude oil and natural gas and related energy products. These is great for frontier market economy, Management sees a significant opportunity to enter the Jamaican market with a source of clean gas energy. Many politicians and special interest groups have promoted the development of clean energy solutions to take advantage of the low natural gas prices.

Inflation is also a concern for the Company. As the inflation rate decreases, the purchasing power parity of the Jamaican currency decreases in relation to other currencies. This may pose a significant risk to the Company should rampant inflation, much like the inflation experienced in the late 1970s, occur again. In this event, the Company will enlist the services of a qualified derivatives focused investment bank to manage large scale currency transactions that would offset the risks normally associated with the importation of natural gas into the Jamaican market. The primary risk of rapid inflation in the economy would contribute to a slowdown in spending among consumers, but it would also effect the Company’s ability to borrow funds for the expansion of the number of clean gas fired turbines operated by the business.

Industry Analysis

There are many energy companies that provide power generation to the general public in frontier market country - Jamaica. The trend among these natural gas powered electricity producer is expected to grow significantly as the need for power grows. Currently, the price of oil and other fossil fuels are at an all-time low and this can provide consumers with cheap, reliable and clean gas power electricity.

Investing in frontier market – Jamaica energy industry will help the country because of the following reasons:

1. Due in part to the central role of the bauxite and alumina industry, Jamaica has a high energy intensity, consuming an average of over 4,800 kWh per US$1,000 of GDP compared to other Latin American and Caribbean countries.

2. The hotel & tourism sector faces high electricity costs due to lighting and air-conditioning needs (up to 10% of revenue for some hotels).

Customer Profile

For the Company’s electricity production capabilities, Management expects two core groups of purchasers: government agencies and electricity wholesalers. Among the first group, Management expects that agencies such as counties, state governments, and the Jamaica federal government will acquire large scale electricity delivery contracts from the Company with the intent to use the energy within their large scale applications. At the onset of operations, the Company will immediately begin developing relationships with local county governments as well as the state government for ongoing divestiture and purchase agreements.

Competition

Energy production is one of the deregulated markets in the economy. Any business that produces electricity is a potential competitor for the business. However, clean gas fired energy is becoming an increasingly popular method of producing electricity, and the Company’s primary competitive advantage will be its low cost operating infrastructure, its and the demand among consumers for cleaner alternatives to traditional diesel oil.

Marketing Plan

As the Power Plant intends to sell its produced energy directly into the electrical grid, the marketing required by the business will be minimal. However, Management is committed to increasing the awareness of clean gas energy usage. Below is a brief overview of the ways that the Power Plant will market its operations and alternative energy production.

Marketing Objectives

•Develop an online presence by developing a website and placing the Company’s name and contact information with online directories to further increase awareness of gas produced energy.

•Establish relationships with energy wholesalers and government agencies within the Company’s targeted market.

Marketing Strategies

Currently, there are a number of organizations, including the Jamaica Office of Utilities Regulation that are pushing initiatives, lobbying legislatures, and informing the general public about the benefits clean burning natural gas fired power plants. Management feels that it is important to invest in these public relations campaigns (even though they will not effect direct sales). Additionally, the increased awareness of clean gas produced electricity, its limited emissions, and ability to provide cheap energy sources may prompt consumers and lawmakers to further expand the rebates, tax credits, and other incentive programs available for making clean gas produced electricity economically viable. Approximately $10,000 to $20,000 per year will be spent to support these causes.

Additionally, industry conventions, energy product trade shows, and other public relations campaigns will be supported in order to promote the understanding of clean gas electricity to the general and business public.

Pricing

This project will replace existing oil-fired power plants which Jamaica Public Service Company (JPS) owns and operates, with a highly efficient and low-carbon gas-fired power station. This project will also help to greatly improve the diversification of fuel sources for the country of Jamaica. The pricing will be very market competitive and it will be priced based on market forces.

Corporate Organization

Organizational Budget

Personnel Plan - Yearly
Year	1	2	3
Owner	$100,000	$100,000	$100,000
Facility Manager	$79,340	$79,340	$79,340
Maintenance Staff	$132,000	$132,000	$132,000
Scientific Staff	$80,000	$80,000	$80,000
Administrative and Accounting	$30,000	$30,000	$30,000
Total	$421,340	$421,340	$421,340

Numbers of Personnel
Year	1	2	3
Owner	1	1	1
Facility Manager	2	2	2
Maintenance Staff	8	8	8
Scientific Staff	2	2	2
Administrative and Accounting	2	2	2
Totals	15	15	15

Milestones

The overall project from regulatory approval to equipment commissioning and startup is expected to take 12 months.

Months
Permits and Regulatory Approval	3
Site Preparation	1
Excavation	1
Foundations	1
Equipment Erection	1.5
Pipe Supports	1
Electrical	0.25
Instrumentation	0.5
Piping	0.5
Site Utilities	0.25
Insulation	0.25
Painting	0.25
PAC Test	0.5
Start-up	1
Total	12

Financial Plan

Underlying Assumptions

The Company has based its proforma financial statements on the following:

•The Power Plant will have an annual revenue growth rate of 5% after 3 years.

•The Owner will solicit $3,000,000 of equity funds to develop the business.

•The Company will invest 25% of its after-tax profits back into the Company’s operating infrastructure.

Sensitivity Analysis

The Company’s revenues are moderately sensitive to changes in the general economy. Clean gas electricity is comparatively priced with their petroleum based counterparts, and in the event that electricity prices decline, the Company may see a reduction in its revenues. However, the price of oil is expected to continue to remain weak as reserves are bloated and the price of oil has decreased significantly over the last two years. Only in the event of a sharp rise in the price of petrol based energy products then Management anticipate that the Company will have issues regarding bottom line income.

Source of Funds

Financing
Equity Contributions
Capital market investors(s)	$5,000,000.00

Total Equity Financing	$5,000,000.00
Banks and Lenders

Total Debt Financing	$0.00
Total Financing	$5,000,000.00

General Assumptions

General Assumptions
Year	1	2	3
Short Term Interest Rate	9.5%	9.5%	9.5%
Long Term Interest Rate	10.0%	10.0%	10.0%
Federal Tax Rate	33.0%	33.0%	33.0%
State Tax Rate	5.0%	5.0%	5.0%
Personnel Taxes	15.0%	15.0%	15.0%

Profit and Loss Statements

Proforma Profit and Loss (Yearly)
Year	1	2	3
Sales	$3,278,880	$3,278,880	$3,278,880
Cost of Goods Sold	$240,660	$240,660	$240,660
Gross Margin	92.66%	92.66%	92.66%

Operating Income	$3,038,220	$3,038,220	$3,038,220

Expenses
Payroll	$421,340	$421,340	$421,340
General and Administrative	$281,268	$281,268	$281,268
Marketing Expenses	$24,066	$24,066	$24,066
Professional Fees and Licensure	$250,000	$250,000	$250,000
Insurance Costs	$190,000	$190,000	$190,000
Energy Distribution Expenses	$96,264	$96,264	$96,264
Rent and Utilities	$150,000	$150,000	$150,000
Miscellaneous Costs	$12,033	$12,033	$12,033
Payroll Taxes	$99,300	$99,300	$99,300
Total Operating Costs	$1,764,931	$1,764,931	$1,764,931

EBITDA	$1,273,289	$1,273,289	$1,273,289
Federal Income Tax	$165,355	$165,355	$165,355
State Income Tax	$25,054	$25,054	$25,054
Interest Expense	$0	$0	$0

Depreciation Expenses	$180,000	$180,000	$180,000

Net Profit	$902,880	$902,880	$902,880
Profit Margin	27.53%	27.53%	27.53%

Cash Flow Analysis

The NPV of a 6 MW combined cycle gas plant that Bofat will build and operate is shown below and it will have a very high return on investment of 70%. This gas powered plant will run 330 days a year round the clock. It will cost $3,000,000 to build and its total operating expenses including wages will $50/ MWH and the electricity will sell for $69/ MWH. The Net Present Value breakdown is shown below:

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Employees:

Bofat Inc. is presently made up of one employee and the CEO. Outside managers are used. The only employee is kept busy nearly full-time and is working 40 hour weeks.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 6740 Greenbriar Curve, Shakopee, MN 55379.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Bofat Inc. (“the Company) was incorporated in the State of Delaware on May 2nd, 2016. Bofat Inc. is a newly formed corporation that is an energy production company looking to sell electricity into the Jamaican power grid from the power produced using clean gas burning furnaces. Our growth strategy is to produce 6 megawatts of electricity from natural gas through the operation of power plant facilities. The electricity produced will be resold into the power grid. The strategy aims to foster expansion through an aggressive three-year growth strategy. The company will develop a power plant location, finance the first six months of operation, and use capital to purchase clean gas fired turbines. Management’s mission is to develop the Power Plant into a profitable venture that will provide the Company and its owners with a steady stream of income from the sale of energy productions services.

Since inception, the Company has no operations, consisting primarily of planning the development of our power plant in order to begin operations as soon as we receive proper financing. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of June 30, 2017, we have not generated any revenues and incurred expenses of $30,000. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through June 30, 2017 was $30,000. Our accumulated deficit at June 30, 2017 was $30,000.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of June 30, 2017, the Company had 1,500 in cash and total liabilities of $0. As of June 30, 2017, the Company has incurred total expenses since inception of $30,000 related entirely to fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $5,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our initial operation.

Upon the qualification of the Form 1-A, the Company plans to pursue its strategies. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's objective of energy production will be adversely affected and the Company may not be able to pursue such plans if it is unable to finance such operations. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk financing. At such time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds via a private placement of its equity, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of June 30, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to initiate revenue generating projects in various sectors in emerging frontier markets.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below lists our director and executive officers and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Date of First
Appointment
Olukayode Jinadu	Chief Executive Officer, Director, President	May 2, 2016
Gbeminiyi Jinadu	Officer	May 2, 2016

Olukayode Jinadu – President/CEO, Director

Olu is an experienced project management executive with expertise in global frontier marketing project execution. Over his 17 year career in corporate America he has held numerous leadership positions. He has worked on 250+ projects. He has lived and worked in Lagos, Vancouver, San Diego, Minneapolis, and Indianapolis.

Olu serves as the President and CEO of Bofat Inc. and he is responsible for overall plan of operations for our energy production strategy. He is also responsible for ensuring all frontier government regulations are followed.

Olu earned a Bachelor of Science in Engineering from the University Of Lagos, Nigeria in 1999. After moving to the United States, he obtained his MS from the San Diego State University. Upon graduation in 2007 he began analyzing undervalued investments globally. He is also a 2016 Executive MBA graduate from the University of North Carolina at the Kenan-Flagler School of business.

Olu’s personal interests include spending time with his wife enjoying family hobbies such as Broadway plays and fine dining. Olu is widely travelled to 15 countries in 5 continents. His passionate about soccer having played it since childhood up to the collegiate level. He is a regular volunteer at the Redeemed Christian Church of God in Minneapolis.

Gbeminiyi Jinadu - Officer

Niyi serves a consultant for Bofat Inc. His role is the comprehensive monitoring of operations.

Niyi earned a Bachelor of Science second class division from Lagos State University, Nigeria in 2011. Upon graduation in 2011 he began consulting for frontier market businesses in the area of operations and project management. Niyi also consults in the project management for businesses in frontier markets.

Niyi’s personal interests include spending time with family, reading and writing. His passionate about basketball having played it since childhood up to the collegiate level. He is a youth minister at the Redeemed Christian Church of God in Lagos, Nigeria. In addition, Niyi is widely travelled in frontier markets and in Europe.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than one (1) director. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

-Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

-Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

-Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

-Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

-Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

-Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

10.   COMPENSATION OF DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our two Officers highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Olukayode Jinadu	CEO, Director	-0-	-0-	-0-
Gbeminiyi Jinadu	Officer	-0-	-0-	-0-

Compensation of Director

We do not compensate our director for attendance at meetings. We reimburse our officers and director for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officers and director as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise shared.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Olukayode Jinadu	15,000,000	-0-	100%

All directors and officers as a group (2 persons)	15,000,000	-0-	100%

(1)	The address of those listed is 6740 Greenbriar Curve, Shakopee, MN 55379
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 15,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and director have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and director as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

13.   SECURITIES BEING OFFERED

Shares

This offering relates to the sale of up to 2.5 Million shares of the Company. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value per share. As of June 30, 2017 we had 15,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by one (1) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 15,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Projects or Former Shell Projects

Rule 144 is not available for the resale of securities initially issued by shell projects (other than business combination related shell projects) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

BOFAT INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

FINANCIAL STATEMENTS

For the period ended December 31, 2016

CONTENTS:

Independent Auditor’s Report dated August 4, 2017

Balance Sheet as of December 31, 2016

Statement of Operations for the period from May 2nd, 2016 to December 31, 2016

Statements of Stockholder's Deficit for the period from May 2nd, 2016 to December 31, 2016

Statements of Cash Flows for the period from May 2nd, 2016 to December 31, 2016

Shares to the Financial Statements

For the period ended June 30, 2017

CONTENTS:

Balance Sheet as of June 30, 2017

Statement of Operations for the period from January 1, 2017 to June 30, 2017

Statements of Stockholder's Deficit for the period from January 1, 2017 to June 30, 2017

Statements of Cash Flows for the period from January 1, 2017 to June 30, 2017

Shares to the Financial Statements

INDEPENDENT AUDITOR’S REPORT

August 4, 2017

To: Board of Directors, Bofat Investments, Inc.

Attn: Olukayode Jinadu

Re: Initial period Financial Statement Audit (May 2, 2016 through December 31, 2016)

We have audited the accompanying financial statements of Bofat Investments, Inc. (a corporation organized in the State of Delaware) (the “Company”), which comprise the balance sheets as of December 31, 2016, and the related statements of income, retained earnings, and cash flows for the period from May 2, 2017 (inception) through December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 8 to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act.  Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

BOFAT INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of December 31, 2016

ASSETS	Dec 31, 2016
$
Current Assets:
Cash	1,500
Total Current Assets	1,500
TOTAL ASSETS	1,500

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Share	0
Total Current Liabilities	0
Total Liabilities	0

Stockholders’ Equity
Common Stock, Par Value $0.00001, 75,000,000 Authorized, 15,000,000 Issued & Outstanding	1,500
Additional Paid In Capital	30,000
Prior Accumulated Retained Earnings
Current net profit (loss)	(30,000)
Less: Dividends	0.0

Total Shareholders’ Equity	1,500

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	1,500

The accompanying shares are an integral part of these financial statements.

BOFAT INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period May 2, 2016 (Inception) through December 31, 2016

From May 2, 2016 to December 31, 2016
$

Revenue	0

Operating expenses:	30,000
Total operating expenses	30,000

Net Profit	(30,000)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	(0.002)

Weighted-average number of common shares outstanding	15,000,000

The accompanying shares are an integral part of these financial statements.

BOFAT INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of May 2nd, 2016 (inception) to December 31, 2016

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, May 2nd 2016(Inception)	-	0
Issuance of Common Stock $0.0001 Par Value	15,000,000	1,500	30000		31500
Net Income (Loss)	-			(30,000)	(30,000)

Ending Balance, December 31, 2016	15,000,000	1,500	30000	(30,000)	1,500

The accompanying shares are an integral part of these financial statements.

BOFAT INVESTMENTS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD May 2nd, 2016 (INCEPTION) TO December 31, 2016

From May 2, 2016 (Inception) to Dec 31, 2016
$
Cash Flows from Operating Activities

Net Income (loss)	(30,000)
Net cash used in operating activities	(30,000)

Cash Flows from Financing Activities
Common Stock issued	31,500
Related Party Loan	0,00
Net Cash Flows From Financing Activities	31,500
Net Increase In Cash	1,500

Cash – Beginning	0
Cash – Ending	1,500

The accompanying shares are an integral part of these financial statements.

1.     Organization, History and Business

Bofat Investments, Inc. (“the Company”) was incorporated in Delaware on May 2, 2016. The Company is a holding company that operates infrastructure projects in the frontier market. The Company's fiscal year end is December 31.

.

2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from a revenue generating projects from its holdings in the frontier market, or from its wholly owned subsidiaries in frontier market as well. No revenue has been recorded as of the reporting date.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

12/31/2016

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

12/31/2016
Deferred tax assets

Net operating gain/losses	$(30,000)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of Dec 31, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period March 8, 2016 (inception) through Dec 31, 2016, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On May 2, 2016 the Company issued 15,000,000 of its authorized common stock to Olu Jinadu as consideration for $31,500

5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of December 31, 2016 the Company had 15,000,000 shares issued and outstanding.

6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of the balance sheet date.

Contingencies:

None as of the balance sheet date.

7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Bofat Investments, Inc. for the period May 2nd, 2016 (inception) through December 31, 2016

12/31/2016

Net Income (Loss)	$(30,000)

Weighted-average common shares outstanding basic:

Weighted-average common stock	15,000,000
Equivalents
Stock options	0
Warrants	0
Shares	0
Weighted-average common shares	15,000,000
outstanding- Diluted shares

8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

9.    Subsequent Events

None.

BOFAT, INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of June 30, 2017

          Unaudited

ASSETS	June 30, 2017
$
Current Assets:
Cash	1,500
Total Current Assets	1,500
TOTAL ASSETS	1,500

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Share	0,000
Total Current Liabilities	0,000
Total Liabilities	0,000

Stockholders’ Equity
Common Stock, Par Value $0.00001, 75,000,000 Authorized, 15,000,000 Issued & Outstanding	1,500
Additional Paid In Capital	0.0
Prior Accumulated Retained Earnings	(30,000)
Current net profit (loss)	0.0
Less: Dividends	0.0

Total Shareholders’ Equity	1,500

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	1,500

The accompanying shares are an integral part of these financial statements.

BOFAT, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period January 1, 2017 through June 30, 2017

         Unaudited

From January 1, 2017 to June 30, 2017

Revenue	$0

Operating expenses:	-
Total operating expenses	-

Net Profit	$-

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0

Weighted-average number of common shares outstanding	15,000,000

The accompanying shares are an integral part of these financial statements.

BOFAT, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of January 1st, 2017 to June 30, 2017

				Unaudited
	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, January 1st, 2017	-	0
Issuance of Common Stock $0.0001 Par Value	15,000,000	1,500	-		31500
Net Income (Loss)	-			(30,000)	(30,000)

Ending Balance, June 30, 2017	15,000,000	1,500	-	(30,000)	1,500

The accompanying shares are an integral part of these financial statements.

BOFAT, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 1st, 2017 TO June 30, 2017

From January 1st, 2017 to June 30, 2017
$
Cash Flows from Operating Activities

Net Income (loss)	0.0
Net cash used in operating activities	0.0

Cash Flows from Financing Activities
Common Stock issued	1,500
Related Party Loan	0,00
Net Cash Flows From Financing Activities	1,500
Net Increase In Cash	1,500

Cash – Beginning	0
Cash – Ending	1,500

The accompanying shares are an integral part of these financial statements.

1.     Organization, History and Business

Bofat, Inc. (“the Company”) was incorporated in Delaware on May 2, 2016. The Company is a holding company that operates infrastructure projects in the frontier market. The Company's fiscal year end is December 31.

.

2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from a revenue generating projects from its holdings in the frontier market.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

2.     Summary of Significant Accounting Policies (continued)

Warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of June 30, 2017.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

2.     Summary of Significant Accounting Policies (continued)

Liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

06/30/2017

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

06/30/2017
Deferred tax assets

Net operating gain/losses	$0.0

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

55

3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of June 30, 2017.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January 1, 2017 through May 1st, 2017, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of June 30, 2017 the Company had 15,000,000 shares issued and outstanding.

6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

7 – Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Bofat, Inc. for the period January 1st, 2017 through June 30, 2017

06/30/2017

Net Income (Loss)	$0.0

Weighted-average common shares outstanding basic:

Weighted-average common stock	15,000,000
Equivalents
Stock options	0
Warrants	0
Shares	0
Weighted-average common shares	15,000,000
outstanding- Diluted shares

8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

9.    Subsequent Events

None/

10.  Fiscal year-end

Bofat Inc., calendar year - 12 consecutive months beginning January 1 and ending December.

15. INDEX TO EXHIBITS

Exhibit 2.1 Certificate of Incorporation*
Exhibit 2.2 Bylaws*
Exhibit 2.3 Form of Subscription Agreement*
Exhibit 2.4 Opinion re legality*

Exhibit 2.5 Auditor Consent

*Previously submitted

BOFAT, INC.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Scott Shakopee, State of MN, on August 18, 2017

Bofat, Inc.
By:	/s/ Olukayode Jinadu

Name:	Olukayode Jinadu
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Olukayode Jinadu
Olukayode Jinadu	Director and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	August 18, 2017